                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant:                            [X]
Filed by a Party other than the Registrant:     [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Materials Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           SPAGHETTI WAREHOUSE, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           SPAGHETTI WAREHOUSE, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[_]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined).

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                           SPAGHETTI WAREHOUSE, INC.
                                 402 WEST I-30
                             GARLAND, TEXAS  75043

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 29, 1996


To the Shareholders of Spaghetti Warehouse, Inc.:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders
(the "Annual Meeting") of Spaghetti Warehouse, Inc., a Texas corporation (the "Company"), WILL BE HELD AT THE COMPANY'S PLANO, TEXAS RESTAURANT LOCATED AT 1517 N. CENTRAL EXPRESSWAY, PLANO, TEXAS on the 29th day of October, 1996, at 10:00 a.m. (local time) for the following purposes:

          1. To elect ten (10) directors to hold office until the next annual election of directors by shareholders or until their respective successors shall have been duly elected and shall have qualified;

          2. To consider and act upon a proposal to amend Section 20 of the Spaghetti Warehouse, Inc. Employee Stock Purchase Plan (the "Purchase Plan") to extend the termination date of the Purchase Plan until November 30, 1999; and

          3. To transact any and all other business that may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on September 13, 1996 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The stock transfer books will not be closed. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten (10) days prior to the Annual Meeting.

     You are cordially invited to attend the meeting; WHETHER OR NOT YOU
EXPECT TO ATTEND THE MEETING IN PERSON, HOWEVER, YOU ARE URGED TO MARK, SIGN, DATE, AND MAIL THE ENCLOSED FORM OF PROXY PROMPTLY SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING. Your proxy will be returned to you if you should be present at the meeting and should request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

                                 BY ORDER OF THE BOARD OF DIRECTORS



                                 H. G. Carrington, Jr., Secretary


September 23, 1996

                           SPAGHETTI WAREHOUSE, INC.
                                 402 WEST I-30
                             GARLAND, TEXAS  75043

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD OCTOBER 29, 1996

                          ___________________________

                         SOLICITATION AND REVOCABILITY
                                   OF PROXIES



     The accompanying proxy is solicited by the Board of Directors on behalf of Spaghetti Warehouse, Inc., a Texas corporation (the "Company"), to be voted at the 1996 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on October 29, 1996, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice") and at any adjournment(s) thereof. WHEN PROXIES IN THE ACCOMPANYING FORM ARE PROPERLY EXECUTED AND RECEIVED, THE SHARES REPRESENTED THEREBY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTIONS NOTED THEREON; IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, IN FAVOR OF PROPOSAL 2 SET FORTH IN THE NOTICE AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 3 SET FORTH IN THE NOTICE.

     The executive offices of the Company are located at, and the mailing address of the Company is, 402 West I-30, Garland, Texas 75043.

     Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

     This proxy statement (the "Proxy Statement") and accompanying form of proxy are being mailed on or about September 23, 1996. The Company's Annual Report on Form 10-K, which serves as the Annual Report to Shareholders, covering the Company's fiscal year ended June 30, 1996, is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

     Any shareholder of the Company giving a proxy has the unconditional right to revoke his proxy at any time prior to the voting thereof either in person at the Annual Meeting by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to the Company addressed to H. G. Carrington, Jr., Secretary, Spaghetti Warehouse, Inc., 402 West I-30, Garland, Texas 75043; no such revocation shall be effective, however, until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

     In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of Common Stock, par value $.01 per share (the "Common Stock"), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

     The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares of the Common Stock, and other costs of solicitation, are to be borne by the Company.

                               QUORUM AND VOTING

     The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on September 13, 1996 (the "Record Date"). On the Record Date, there were 5,632,140 shares of Common Stock issued and outstanding.

     Each shareholder of Common Stock is entitled to one vote on all matters to be acted upon at the meeting and neither the Company's Amended and Restated Articles of Incorporation, as amended, nor its Second Amended and Restated Bylaws, as amended, allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business with respect to each proposal. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting is required for the election of directors and the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and voting at the meeting, in person or by proxy, is necessary for approval of Proposal 2.

     Pursuant to the provisions of the Texas Business Corporation Act, the Second Amended and Restated Bylaws, as amended, of the Company provide that abstentions and broker non-votes will be counted for purposes of determining a quorum, but shall not be counted as voting for purposes of determining whether a proposal has received the necessary number of votes for approval of the proposal.

            PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each director of the Company; (ii) each Named Executive Officer (as defined in "Election of Directors--Compensation of Executive Officers"); (iii) all present executive officers and directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent (5%) of the Common Stock.

                                              BENEFICIAL OWNERSHIP (1)
                                         ----------------------------------
NAME OF BENEFICIAL OWNER                 NUMBER OF SHARES        PERCENTAGE
- ------------------------                 ----------------        ----------
College Retirement Equities Fund (2)       325,100 (3)               5.8%
Private Capital Management, Inc. (4)       286,700                   5.1%
Salem Investment Counselors, Inc. (5)      329,156 (6)               5.8%
Dimensional Fund Advisors Inc. (7)         365,642 (8)               6.5%
Fleet Financial Group, Inc. (9)            365,100 (9)               6.5%
Ryback Management Corporation (10)       1,023,800 (11)             18.2%
Phillip Ratner                             156,082 (12)              2.7%
H.G. Carrington, Jr.                        58,812 (13)(14)          1.0%
K. Dieter Esch                              35,753 (15)              *
Robert L. Purple                            10,000 (16)              *
C. Cleave Buchanan, Jr.                      2,171 (17)              *
Frank Cuellar, Jr.                          12,140 (18)              *
John T. Ellis                              175,414 (19)(20)          3.1%
Robert R. Hawk                               8,100                   *
Peter Hnatiw                                 8,171 (21)              *
James F. Moore                               2,171 (17)              *
Cynthia I. Pharr                             8,572 (22)(23)          *
William B. Rea, Jr.                         24,896 (24)              *
All executive officers and directors
as a group (16 persons)                    536,438 (14)(19)          9.0%
                                                   (22)(25)

- -----------------
*Less than 1%

(1) Unless otherwise indicated, each person or group has sole voting and investment power with respect to all such shares.

(2) The business address of College Retirement Equities Fund is 730 Third Avenue, New York, New York 10017-3206.
(3) Based on a Schedule 13G dated February 1, 1996, filed by College Retirement Equities Fund with the Commission and the Company (the "CREF Schedule 13G"). The CREF Schedule 13G discloses that College Retirement Equities Fund has sole voting power over 325,100 shares of Common Stock and sole dispositive power over 325,100 shares of Common Stock.
(4) Private Capital Management, Inc. forms part of a group that consists of Private Capital Management, Inc. and The Entrepreneurial Value Fund L.P. The business address of both Private Capital Management, Inc. and The Entrepreneurial Value Fund, L.P. is 3003 Tamiami Trail N, Naples, Florida 33940.
(5) The business address of Salem Investment Counselors, Inc. is P.O. Box 25427, Winston-Salem, North Carolina 27114-5427.
(6) Based on a Schedule 13G dated February 9, 1996, filed by Salem Investment Counselors, Inc. with the Commission and the Company (the "Salem Schedule 13G"). The Salem Schedule 13G discloses that Salem Investment Counselors, Inc. has sole voting and dispositive power over 329,156 shares of Common Stock.
(7) The business address of Dimensional Fund Advisors Inc. ("Dimensional") is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(8) Based on a Schedule 13G dated February 7, 1996, filed by Dimensional with the Commission and the Company. The Schedule 13G of Dimensional discloses that Dimensional has sole dispositve power over 365,692 shares of Common Stock and sole voting power over 265,042 shares of Common Stock.
(9) The business address of Fleet Financial Group, Inc. ("Fleet") is One Federal Street, Boston, Massachusetts 02211. Fleet has informed the Company that, as of September 9, 1996, Fleet had sole dispositive power over 353,100 shares of Common Stock and sole voting power over 244,300 shares of Common Stock.
(10) The business address of Ryback Management Corporation ("Ryback") is 7711 Carondelet Avenue, Suite 700, Saint Louis, Missouri 63105.
(11) Based on a Schedule 13G dated August 28, 1996, filed by Ryback with the Commission and the Company. The Schedule 13G of Ryback discloses that Ryback, as investment advisor to Linder Growth Fund and Linder Bulwark Fund, has sole dispositive and voting power over 1,023,800 shares of Common Stock.
(12) Includes 150,000 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.
(13) Includes 53,444 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.
(14) Includes 4,768 shares of which Mr. Carrington shares both voting and investment power with his wife, Ricki L. Carrington, and 300 shares held in each of the individual retirement accounts for H.G. Carrington, Jr. and Ricki L. Carrington, respectively.
(15) Includes 34,525 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.
(16) Includes 10,000 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.
(17) Includes 2,171 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.
(18) Includes 10,672 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.
(19) Includes 81,758 and 82,984 shares held by the John T. Ellis Trust of 1989 and the Nancy M. Ellis Trust of 1989, respectively, of which John T. Ellis is trustee.
(20) Includes 10,672 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(21) Includes 6,172 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(22) Includes 300 shares held in the name of Cynthia I. Pharr as custodian for Thomas C. Pharr under the Uniform Gifts to Minors Act.
(23) Includes 8,172 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.
(24) Includes 4,896 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.
(25) Includes an aggregate of 321,263 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.


                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)


     The Second Amended and Restated Bylaws, as amended, of the Company provide that the number of directors that shall constitute the whole board shall be not less than three (3) nor more than ten (10). By resolution of the Board of Directors, at its meeting on August 27, 1996, the number of directors comprising the Board of Directors has been set at ten (10).

NOMINEES

     Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the following named nominees for the office of director of the Company, to hold office until the next annual meeting of shareholders or until their respective successors shall have been duly elected and shall have qualified. Each of the nominees is presently a director of the Company.

     Information regarding each nominee is set forth in the table and text below:

                                                                    YEAR
                                            PRINCIPAL               FIRST
                                          OCCUPATION &             ELECTED          PRESENT
NOMINEE                    AGE          BUSINESS ADDRESS           DIRECTOR     OFFICE(S) HELD
- -------                    ---  ---------------------------------  --------   -------------------
Phillip Ratner              52  Chairman of the Board,               1994     Chairman of the
                                President, Chief Executive                    Board, President,
                                Officer and Director                          Chief Executive
                                Spaghetti Warehouse, Inc.                     Officer and
                                402 West I-30                                 Director
                                Garland, Texas 75043

                                                                    YEAR
                                            PRINCIPAL               FIRST
                                          OCCUPATION &             ELECTED          PRESENT
NOMINEE                    AGE          BUSINESS ADDRESS           DIRECTOR     OFFICE(S) HELD
- -------                    ---  ---------------------------------  --------   -------------------
H. G. Carrington, Jr.       41  Executive Vice President, Chief      1990     Executive Vice
                                Financial Officer, Secretary and              President, Chief
                                Director                                      Financial Officer,
                                Spaghetti Warehouse, Inc.                     Secretary and
                                402 West I-30                                 Director
                                Garland, Texas 75043

C. Cleave Buchanan, Jr.     51  President                            1995     Director
                                Southbrook Capital
                                13111 North Central Expressway
                                Suite 300
                                Dallas, Texas 75243

Frank Cuellar, Jr.          66  President and Director               1985     Director
                                Frank Cuellar & Sons, Inc.
                                8315 Inwood Drive
                                Dallas, Texas 75209

John T. Ellis               72  Personal Investments                 1981     Director
                                4488 S. Atlantic Ave.
                                Ponce Inlet, Florida 32019

Robert R. Hawk              69  Personal Investments                 1972     Director
                                402 West I-30
                                Garland, Texas 75043

Peter Hnatiw                48  President                            1992     Director
                                Esplanade Restaurants Ltd.
                                54 The Esplanade, Suite 201
                                Toronto, Ontario M5E 1A6
                                CANADA

James F. Moore              61  President                            1995     Director
                                Moore Idea's, Inc.
                                1012 Creek Crossing
                                Coppell, Texas 75019

Cynthia I. Pharr            47  President                            1991     Director
                                C. Pharr & Company
                                3030 LBJ Freeway
                                Suite 1670
                                Dallas, Texas 75234

                                                                    YEAR
                                            PRINCIPAL               FIRST
                                          OCCUPATION &             ELECTED          PRESENT
NOMINEE                    AGE          BUSINESS ADDRESS           DIRECTOR     OFFICE(S) HELD
- -------                    ---  ---------------------------------  --------   -------------------
William B. Rea, Jr.         51  Controller                           1984     Director
                                Main Waters Management, Inc.
                                3 Broad Street, Suite 300
                                Charleston, So. Carolina 29401

     Mr. Phillip Ratner entered into an employment agreement with the Company to become President and Chief Executive Officer in June 1994. Mr. Ratner was elected as a director of the Company in August 1994 and was elected Chairman of the Board in January 1996. Prior to that time, Mr. Ratner served as President (from 1985) and Chief Executive Officer (from 1987) of Acapulco Restaurants, Inc. ("Acapulco"), a 50-unit casual Mexican dinner-house chain based in Long Beach, California. Acapulco is a division of Restaurant Associates Corp. Mr. Ratner served as Executive Vice President of Operations of Acapulco from 1984 until 1985. Prior to his association with Acapulco, Mr. Ratner was employed by El Torito, a Mexican dinner-house chain, from 1979 until 1984, serving most recently as Executive Vice President of Operations from 1982 to 1984. Mr. Ratner is a director of Hometown Buffet, Inc., which operates and franchises Home Town Buffet restaurants.

     Mr. H. G. Carrington, Jr., a director since March 1990, became Senior Vice President, Chief Financial Officer and Secretary of the Company in August 1993. Mr. Carrington was elected Executive Vice President in March 1996. Mr. Carrington was Senior Vice President of NationsBank Investment Banking from January 1993 to August 1993. He was Managing Director-Corporate Finance of Price Waterhouse, an accounting firm, from May 1990 to January 1993.

     Mr. C. Cleave Buchanan, Jr., a director since 1995, has served as President of Southbrook Capital, a privately held investment company, since August 1996. From February 1993 to August 1996, Mr. Buchanan served as Executive Vice President of FFSC, Inc., a privately held company that designs, manufactures and sells consumer products to the wholesale market. FFSC, Inc. filed a petition under Chapter 11 of the Bankruptcy Code in March 1996. Prior to joining FFSC, Inc., Mr. Buchanan was a shareholder in Jenkens & Gilchrist, a Professional Corporation, a Dallas-based law firm. Mr. Buchanan is also a General Partner of Ogre Partners, Ltd., a limited partnership that owns and markets proprietary computer software programs to the oil and gas industry under the tradename DPC&A.

     Mr. Frank Cuellar, Jr., a director since August 1985, has served as President, since 1994, and as a director, since 1977, of Frank Cuellar & Sons, Inc., a Dallas, Texas real estate investment company. From 1977 to 1994, Mr. Cuellar served as Secretary and Treasurer of Frank Cuellar & Sons, Inc.

     Mr. John T. Ellis, a director since September 1981, was the Director of Leasing for the Tandy Center of Tandy Corporation, Fort Worth, Texas, a retail and computer company, from August 1975 until his retirement in June 1983. Since such time, Mr. Ellis has been engaged in personal investments as his principal occupation.

     Mr. Robert R. Hawk, founder of the Company, served as Chairman of the Board from the Company's organization in 1972 until October 1993. Effective at the 1993 Annual Meeting in October 1993, Mr. Hawk retired as Chairman of the Board, but was reappointed as Chairman of the Board in January 1994 and served in such capacity until January 1996. Mr. Hawk served as President of the Company from the Company's organization in 1972 until July 1991 and then as interim President and interim Chief Executive Officer from

January 1994 until August 1994 when Mr. Phillip Ratner was elected President and Chief Executive Officer. Since January 1996, Mr. Hawk has been engaged in personal investments as his principal occupation.

     Mr. Peter Hnatiw, a director since 1992, has been, since 1981, the President of Esplanade Restaurants Ltd., a Canadian restaurant corporation that operates several restaurant concepts, one of which is The Old Spaghetti Factory restaurant in Toronto, Canada, which is a franchisee of Old Spaghetti Factory Canada Ltd, the Company's wholly owned Canadian subsidiary.

     Mr. James F. Moore, a director since July 1995, has been the President of Moore Idea's, Inc., a company that specializes in professional speaking and leading seminars, since January 1994. Mr. Moore also serves as a consultant to the hospitality industry. Prior to founding Moore Idea's Inc., Mr. Moore was employed by Restaurant Enterprises Group, Inc. from 1980 to 1994, most recently serving as President of its Far West concepts unit.

     Ms. Cynthia I. Pharr, a director since August 1991, has been President of
C. Pharr & Company since February 1993. Ms. Pharr was President of Tracey Locke/Pharr Public Relations from April 1989 to January 1993. In addition, Ms. Pharr was owner and President of C. Pharr & Company, Inc., a public relations firm, from August 1986 to March 1989. From August 1978 to July 1986, Ms. Pharr was Co-Founder and President of Pharr Cox Communications.

     Mr. William B. Rea, Jr., a director since 1984, has served as Controller of Main Waters Management, Inc., a restaurant and outdoor advertising company, since January 1996. From August 1993 to December 1995, Mr. Rea served as Vice President, Chief Financial Officer and a director of Pollo Tropical, Inc., a restaurant chain. Mr. Rea served as Vice President-Finance of the Company from September 1984 to August 1993, and served as Secretary of the Company from October 1985 to August 1993.

     If elected as a director of the Company, each director will hold office until next year's annual meeting of shareholders, expected to be held in October 1997, or until his or her respective successor is elected and has qualified.

     The Board of Directors does not contemplate that any of the above-named nominees for director will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors. No nominee is related by blood, marriage, or adoption to another nominee or to any executive officer of the Company or its subsidiaries or affiliates.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors has a standing Audit Committee currently comprised of Frank Cuellar, Jr., Cynthia I. Pharr and William B. Rea, Jr. The Audit Committee is responsible for consulting with the Company's independent public accountants with regard to the adequacy of internal controls and the plan of audit, and also for reviewing the audit report and management letter. The Audit Committee held two meetings during the fiscal year ended June 30, 1996.

     The Board of Directors has a standing Compensation Committee currently comprised of Frank Cuellar, Jr., John T. Ellis, Peter Hnatiw, Cynthia I. Pharr and William B. Rea, Jr. The Compensation Committee is responsible for the review and approval of the compensation levels of executive officers of the Company, the evaluation of the performance of the executive officers, the consideration of senior management succession issues and any related matters for the Company. The Compensation Committee held one meeting during the fiscal year ended June 30, 1996.

     The Board of Directors has a standing Incentive Stock Option Committee composed of John T. Ellis, Frank Cuellar, Jr. and Cynthia I. Pharr. The Incentive Stock Option Committee is responsible for the granting of stock options under the 1990 Incentive Stock Option Plan, the 1991 Nonemployee Director Plan of Spaghetti Warehouse, Inc. (the "1991 Director Plan"), and the Spaghetti Warehouse, Inc. 1992 Bonus Stock Option Plan (the "1992 Bonus Plan"), as well as the interpretation of such plans. The Incentive Stock Option Committee held five meetings during the fiscal year ended June 30, 1996.

     The Board of Directors does not have a standing Nominating Committee.

     The Board of Directors held five meetings during the fiscal year ended June 30, 1996. During fiscal 1996, each director attended all of the meetings of the Board of Directors during the time that he or she served as director. All directors attended all meetings of the Committees on which they served.

DIRECTOR COMPENSATION

     The Company pays each nonemployee director a $3,000 annual retainer, plus a $3,000 fee for each meeting of the Board of Directors attended, and a $150 fee per hour for each meeting of a Board Committee attended (if such Board Committee meeting is not on the same day as a Board of Directors meeting), and reimburses such persons for their out-of-pocket expenses. Directors who are also employees of the Company are not compensated for their services as directors, but are reimbursed for travel expenses incurred in attending meetings.

     Pursuant to the 1991 Director Plan, upon being elected a director to the Company, each nonemployee director of the Company receives an initial nonqualified stock option exercisable for 5,000 shares of Common Stock at the fair market value thereof on the date of grant. Subsequently, on the date of each annual meeting of shareholders after such directors' initial option shall have fully vested, each such director shall receive a nonqualified option to purchase 1,000 shares of Common Stock at the fair market value thereof on the date of grant. Initial options vest 20% on the date of each annual meeting of shareholders. Subsequent options vest in full on their date of grant.

     Mr. Robert R. Hawk and a subsidiary of the Company entered into an employment agreement. Under such agreement, Mr. Hawk is paid an annual salary of approximately $26,000, and pursuant to which he provides certain advisory and consulting services to the Company. The agreement expires upon the death of Mr. Hawk and is otherwise terminable upon the agreement of Mr. Hawk and the Company. Under the terms of such agreement, Mr. Hawk has agreed not to become, during the term of the agreement, an employee, director, independent contractor or agent of any entity that owns, operates or manages a restaurant business similar to the Company.

     It is anticipated that John T. Ellis will enter into an employment agreement with the Company to be effective prior to the Annual Meeting. Under such agreement, it is contemplated that Mr. Ellis will be paid a signing bonus of $5,000 and an annual salary of $7,000. Pursuant to such agreement, Mr. Ellis will provide certain advisory and consulting services to the Company. It is also anticipated that this agreement will terminate upon the earlier of (i) the date Mr. Ellis is no longer serving as a director of the Company, (ii) the end of a given fiscal year of the Company, so long as the Company has given Mr. Ellis at least 30 days' notice of such termination prior to the end of such fiscal year, or (iii) immediately upon notice of termination of the agreement by Mr. Ellis. The Company expects that, under such agreement, Mr. Ellis will agree not to become, during the term of such agreement, an employee, director, independent contractor or agent of any entity that owns, operates or manages a restaurant business similar to the Company.

EXECUTIVE OFFICERS

     The table below sets forth the name, age, current position with the Company, and the principal occupation during the last five years of each executive officer of the Company and the year he or she first became an executive officer of the Company. Information with respect to Messrs. Phillip Ratner and H. G. Carrington, Jr. is set forth above under the caption "Nominees."

                                           EXECUTIVE
                                            OFFICER        PRINCIPAL OCCUPATION
NAME                AGE  CURRENT POSITION    SINCE        DURING LAST FIVE YEARS
- ------------------  ---  ----------------  ---------  -------------------------------
Peter Buckley        40  President - OSF        1992  President - OSF Canada.
                         Canada                       Previously, President of Old
                                                      Spaghetti Factory (Western),
                                                      Ltd. (1990-1992), Vice
                                                      President of Eastern Spaghetti
                                                      Corporation (1985-1989).

K. Dieter Esch       58  Vice President         1995  Vice President-Purchasing and
                         -                            Development. Previously, Vice
                         Purchasing and               President-Operations of the
                         Development                  Company (1995-1996),
                                                      Director of Operations of the
                                                      Company (1994-1995),
                                                      Director of Old Merchandise
                                                      Company (1992-1994), and
                                                      Director of Spaghetti
                                                      Warehouse Construction
                                                      Company (1989-1992).

Garry J. Gay         41  Vice President-        1996  Vice President-Human
                         Human Resources              Resources.  Previously,
                                                      Director of Human Resources
                                                      of the Company (1996),
                                                      Director of Operations of the
                                                      Company (1994-1996), and
                                                      Regional Operations Director
                                                      of the Company (1990-1994).

Robert L. Purple     49  Vice President -       1995  Vice President-Marketing.
                         Marketing                    Previously, Vice President of
                                                      Field Marketing for Long John
                                                      Silver's (1993-1995) and
                                                      Division Marketing Director
                                                      for Long John Silver's (1990-
                                                      1993).

                                           EXECUTIVE
                                            OFFICER        PRINCIPAL OCCUPATION
NAME                AGE  CURRENT POSITION    SINCE        DURING LAST FIVE YEARS
- ------------------  ---  ----------------  ---------  -------------------------------
Gary L. Suit         46  Vice President-      1996    Vice President-Operations.
                         Operations                   Previously, Director of
                                                      Operations of the Company
                                                      (1996), Regional Operations
                                                      Director of the Company
                                                      (1995-1996), Regional
                                                      Director of Operations for
                                                      Acapulco Restaurants (1994-
                                                      1995), President of Lolie's
                                                      Restaurant (1989-1993), and
                                                      Regional Vice President for El
                                                      Torito (1985-1989).

Robert E. Bodnar     29  Treasurer and        1996    Treasurer and Controller.
                         Controller                   Previously, Director of
                                                      Financial Planning of the
                                                      Company (1993-1996),
                                                      Assistant Controller of the
                                                      Company (1992-1993), and
                                                      auditor for KPMG Peat
                                                      Marwick LLP (1989-1992).

COMPENSATION OF EXECUTIVE OFFICERS

     The total compensation paid for each of the three fiscal years ended June 30, 1996, July 2, 1995, and July 3, 1994 to the Chief Executive Officer, Mr. Phillip Ratner, and to the other most highly paid executive officers who received cash compensation in excess of $100,000 for the fiscal year ended June 30, 1996 (collectively, the "Named Executive Officers"), is set forth below in the following Summary Compensation Table:

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                                      ----------------
                                           ANNUAL COMPENSATION                          SECURITIES
                                   FISCAL  -------------------       OTHER ANNUAL       UNDERLYING       ALL OTHER
NAME & PRINCIPAL POSITION           YEAR    SALARY     BONUS         COMPENSATION      OPTIONS(#) (1)   COMPENSATION
- -------------------------          ------  ---------  --------     -----------------  ----------------- ------------
Phillip Ratner(2)                    1996   $239,200   $33,000             (3)            300,000(4)      $20,800(5)
 Chairman of the Board,              1995    249,600    50,000             (3)                  0          26,495(5)
 President, Chief Executive          1994          0         0             (3)            300,000               0
 Officer and Director

H.G. Carrington, Jr.                 1996    122,315    17,000             (3)             80,000(6)       15,700(7)
 Executive Vice President, Chief     1995    118,500    26,500             (3)             23,000           6,500(7)
 Financial Officer and Director      1994    101,538    20,000             (3)             42,000               0

K. Dieter Esch(8)                    1996    101,100     9,000             (3)             47,025(9)        3,900(10)
 Vice President -                    1995     79,433    22,000             (3)             23,000           1,950(10)
 Purchasing and Development          1994     70,308    18,000             (3)              3,400(11)           0

Robert L. Purple(12)                 1996    113,050     9,000             (3)             25,000(13)     $26,950(14)
 Vice President-                     1995     15,481         0             (3)             25,000               0
 Marketing                           1994          0         0             (3)                  0               0

_______________________
(1) The column for 1996 includes all options repriced for such Named Executive Officer during fiscal 1996, as described in the Ten-Year Option/SAR Repricings Table set forth below. Likewise, the column for 1994 includes all options repriced for such Named Executive Officer during fiscal 1994, as described in the Ten-Year Option/SAR Repricings Table set forth below. As a result, the number of options shown as granted during fiscal 1996 and fiscal 1994, respectively, to such Named Executive Officer may be duplicative since these numbers include options that are also reported as being granted to such Named Executive Officer during prior fiscal years.

(2) Mr. Ratner became President and Chief Executive Officer in June 1994 and was elected a director of the Company on August 23, 1994. Mr. Ratner assumed his duties as President and Chief Executive Officer in August 1994.

(3) This executive officer received certain personal benefits in addition to salary and bonus. The aggregate amounts of such personal benefits, however, did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus of such executive officer.

(4) Includes options exercisable for 300,000 shares that were repriced during fiscal 1996.

(5) The fiscal 1995 amount includes $16,095 of moving expenses reimbursed to Mr. Ratner in connection with his relocation to Dallas. In addition, Mr. Ratner contributed $10,400 and $20,800 to the Company's Deferred Compensation Plan in fiscal 1995 and 1996, respectively, which may be payable in stock at the time of retirement.

(6) Includes options exercisable for 15,000 shares that were granted during fiscal 1996 and options exercisable for 65,000 shares that were repriced during fiscal 1996.

(7) Mr. Carrington contributed $6,500 and $15,700 to the Company's Deferred Compensation Plan in fiscal 1995 and fiscal 1996, respectively, which may be payable in stock at the time of retirement.

(8) Mr. Esch was elected Vice President-Operations in January 1995 and Vice President-Purchasing and Development in August 1996.

(9) Includes options exercisable for 47,025 shares that were repriced during fiscal 1996.

(10) Mr. Esch contributed $1,950 and $3,900 to the Company's Deferred Compensation Plan in fiscal 1995 and 1996, respectively, which may be payable in stock at the time of retirement.

(11) Includes options exercisable for 1,900 shares that were repriced during fiscal 1994 and options exercisable for 1,500 shares that were granted during fiscal 1994, the latter of which were also repriced during fiscal 1996.

(12) Mr. Purple was elected Vice President-Marketing in May 1995.

(13) Includes options exercisable for 25,000 shares that were repriced during fiscal 1996.

(14) This amount includes $25,000 of moving expenses reimbursed to Mr. Purple in connection with his relocation to Dallas. In addition, Mr. Purple contributed $1,950 to the Company's Deferred Compensation Plan which may be payable in stock at the time of retirement.

     The following table discloses, for each of the Named Executive Officers, options granted and/or repriced during the fiscal year ended June 30, 1996 and the potential realizable values for such options:

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE VALUE AT
                                                                                       ASSUMED ANNUAL RATES OF STOCK
                                                                                             PRICE APPRECIATION
                                              INDIVIDUAL GRANTS                              FOR OPTION TERM (1)
                        -------------------------------------------------------------  -------------------------------
                                           % OF TOTAL
                        SECURITIES       OPTIONS/SHARES
                        UNDERLYING         GRANTED TO        EXERCISE
                         OPTIONS          EMPLOYEES IN       OR BASE      EXPIRATION
NAME                    GRANTED (#)      FISCAL YEAR(2)       PRICE          DATE              5%             10%
- ----------------------  -----------      ---------------     --------     ----------        --------       ----------
Phillip Ratner            300,000(3)(4)       45.4%          $5.125(5)     6/25/04          $966,925       $2,450,379
H.G. Carrington, Jr.       65,000(4)(6)        9.8%           5.125(5)         (6)           209,501          530,915
                           15,000              2.3%           4.875(7)     3/08/06            45,988          116,542
K. Dieter Esch             47,025(8)           7.1%           5.125(5)         (8)           151,566          384,097
Robert L. Purple           25,000(9)           3.8%           5.125(5)         (9)            80,577          204,198

- -------------------
* Less than 1%

(1) These dollar amounts represent the value of the option assuming certain rates of appreciation from the market price of the Common Stock at the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this column will be achieved.

(2) Represents the percentage of options/shares granted to or repriced for all employees during fiscal 1996.

(3) Fifty percent of these options are currently exercisable and 25% of these options will become exercisable on each of June 25, 1997 and 1998.

(4) The exercise price for these options may be paid with already owned shares of Common Stock. The Company, in its sole discretion, may lend money to the option holder to obtain the cash necessary to exercise all or a portion of these options or to pay any tax liability of the option holder attributable to such exercise.

(5) Represents the closing price of the Common Stock on the New York Stock Exchange at the date of repricing.

(6) The options included in this column, all of which were repriced in fiscal 1996, become exercisable as follows: 35,668 are currently exercisable; 11,666 become exercisable in fiscal 1997; and 17,666 become exercisable in fiscal 1998. These options expire on dates ranging from August 16, 2003 to February 1, 2005.

(7) Pursuant to the option plan under which these options were granted, the market price at the date of grant was the closing price of a share of Common Stock on the New York Stock Exchange on the date of grant.

(8) The options included in this column, all of which were repriced during fiscal 1996, become exercisable as follows: 31,192 are currently exercisable; 8,166 become exercisable in fiscal 1997; and 7,667 become exercisable in fiscal 1998. These options expire on dates ranging from January 23, 2000 to February 2, 2005.

(9) The options included in this column, all of which were repriced during fiscal 1996, become exercisable as follows: 10,000 are currently exercisable and 7,500 become exercisable on each of May 8, 1997 and 1998. These options expire on May 7, 2005.

     The following table describes for each of the Named Executive Officers options and the potential realizable values for their options at June 30, 1996:


                         OPTION VALUES AT JUNE 30, 1996

                                                                 VALUE OF UNEXERCISED
                        NUMBER OF SECURITIES UNDERLYING              IN-THE-MONEY
                               UNEXERCISED OPTIONS                    OPTIONS AT
                                JUNE 30, 1996 (#)                  JUNE 30, 1996 (1)
                        -------------------------------      ------------------------------
NAME                    EXERCISABLE       UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
- ----------------------  -----------       -------------      -----------      -------------
Phillip Ratner            150,000             150,000          $37,500           $37,500
H.G. Carrington, Jr.       36,777              50,999            7,250            16,500
K. Dieter Esch             31,193              15,832            7,798             3,958
Robert L. Purple           10,000              15,000            2,500             3,750

_____________

(1) Based on $5.375 per share of Common Stock, which was the closing price per share of Common Stock on June 30, 1996 on the New York Stock Exchange.

     The following table sets forth certain information with respect to each of the executive officers of the Company regarding the options that have been repriced from July 1, 1986 through and including June 30, 1996. No SARs were repriced by the Company during that period.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                       LENGTH OF
                                                                                                    ORIGINAL OPTION
                                  NUMBER OF SECURITIES  MARKET PRICE OF   EXERCISE PRICE            TERM REMAINING
                                   UNDERLYING OPTIONS   STOCK AT TIME OF    AT TIME OF      NEW       AND DATE OF
                                        REPRICED          REPRICING OR     REPRICING OR   EXERCISE   REPRICING OR
         NAME             DATE         OR AMENDED          AMENDMENT        AMENDMENT      PRICE       AMENDMENT
- ----------------------  --------  --------------------  ----------------  --------------  --------  ---------------
Phillip Ratner            2/5/96         300,000            $5.125           $ 7.250       $5.125       8.5 Years

H. G. Carrington, Jr      2/5/96          40,000             5.125             8.750        5.125       7.5
                          2/5/96           2,000             5.125             8.375        5.125       8.0
                          2/5/96          20,000             5.125             6.500        5.125       8.5
                          2/5/96           3,000             5.125             5.875        5.125       9.0

Peter Buckley            8/23/94          15,000             8.625            21.750        8.625       8.0
                          2/5/96          15,000             5.125             8.625        5.125       6.5
                          2/5/96           2,000             5.125             8.375        5.125       8.0
                          2/5/96          10,000             5.125             5.875        5.125       9.0

K. Deiter Esch          12/21/93             900             8.625            28.000        8.625       8.0
                        12/21/93           1,000             8.625            15.000        8.625       9.0
                          2/5/96           3,000             5.125             5.875        5.125       9.0
                          2/5/96             900             5.125             8.625        5.125       6.0
                          2/5/96           1,000             5.125             8.625        5.125       7.0
                          2/5/96          11,250             5.125             8.933        5.125       4.0
                          2/5/96           9,375             5.125             7.867        5.125       4.0
                          2/5/96           1,500             5.125             8.375        5.125       8.0
                          2/5/96          10,000             5.125             6.500        5.125       7.5
                          2/5/96          10,000             5.125             5.375        5.125       7.5

Garry J. Gay            12/21/93           1,200             8.625            28.000        8.625       8.0
                        12/21/93           1,200             8.625            15.000        8.625       9.0
                        12/21/93           1,300             8.625             9.000        8.625       9.5
                          2/5/96           1,200             5.125             8.625        5.125       6.0
                          2/5/96           1,200             5.125             8.625        5.125       7.0
                          2/5/96           1,300             5.125             8.625        5.125       6.5
                          2/5/96           2,000             5.125             8.375        5.125       8.0
                          2/5/96          10,000             5.125             5.375        5.125       8.5
                          2/5/96           3,000             5.125             5.875        5.125       9.0

Robert L. Purple          2/5/96          25,000             5.125             5.625        5.125       9.0

Robert E. Bodnar        12/21/93           1,000             8.625             9.000        8.625       9.5
                          2/5/96           1,000             5.125             8.625        5.125       6.5
                          2/5/96           1,500             5.125             8.375        5.125       8.0
                          2/5/96           7,500             5.125             6.500        5.125       8.5
                          2/5/96           2,000             5.125             5.875        5.125       9.0

COMPENSATION AND EMPLOYMENT AGREEMENTS

     On June 25, 1994, Mr. Phillip Ratner and the Company entered into an Employment Agreement that provides for the employment of Mr. Ratner as President and Chief Executive Officer at an annual base compensation of $260,000. The agreement also provided for a bonus for the period ending July 2, 1995 of $50,000 and provides Mr. Ratner with a car allowance of $18,000, which Mr. Ratner may apply towards the purchase of an automobile. Under the terms of the agreement, Mr. Ratner was reimbursed $16,095 for his reasonable and normal relocation expenses to Dallas and received a $20,000 relocation payment upon the sale of his former residence. The agreement also provided for the grant to Mr. Ratner of stock options to acquire

300,000 shares of Common Stock ("Options"). The Options consist of incentive stock options and nonqualified stock options. The options vest in five installments beginning June 25, 1994. Ten percent of the options vested on June 25, 1994, 20% vested on June 25, 1995 and 20% vested on June 25, 1996. Twenty-five percent of the options will vest on each of June 25, 1997 and 1998. The vesting of all or a portion of the options may be accelerated under certain circumstances. Mr. Ratner may resign from the Company by providing 60 days' advance written notice, in which event, the Company's sole obligation shall be to pay him, in cash, an amount equal to his unreimbursed expenses, four weeks base compensation and any specifically declared but unpaid bonuses. The Company may terminate Mr. Ratner's employment without notice and without "cause" (as defined in the agreement) and he may, with 60 days' notice, terminate his employment for "good reason" (as defined in the agreement). In either event, the Company's sole obligation shall be to pay him, in cash, the amounts described above plus the greater of the product of $21,666.67 and the number of full calendar months remaining between the date of the termination and the third anniversary of the agreement.

     Under the terms of a letter dated August 18, 1993, regarding the compensation of Mr. H.G. Carrington, Jr., Mr. Carrington is entitled to payment of six-month's salary upon the event of his resignation or termination of employment within the six-month period immediately following a change of control or sale of the Company. Mr. Carrington is not required to give any advance notice to the Company of his intention to terminate employment, and the Company is not required to give Mr. Carrington any advance notice of the Company's intention to terminate his employment. The Company and Mr. Carrington negotiated the terms of Mr. Carrington's employment with the Company at arm's length.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND OPTION REPRICINGS

     The Board of Directors has established a Compensation Committee to review and approve the compensation levels of executive officers of the Company, evaluate the performance of the executive officers, consider senior management succession issues and any related matters for the Company. The Compensation Committee is charged with reviewing with the Board of Directors in detail all aspects of the cash compensation for the executive officers of the Company. Stock option compensation for the executive officers is considered by the Incentive Stock Option Committee.

     The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include preserving a strong financial posture, increasing the assets of the Company, positioning the Company's assets and business operations in geographic markets and industry segments offering long term growth opportunities, enhancing shareholder value and ensuring the survival of the Company. The accomplishment of these objectives is measured against conditions prevalent in the industry within which the Company operates. In recent years these conditions reflect a highly competitive market environment and rapidly changing regional, geographic and overall industry market conditions.

     The available forms of executive compensation include base salary, cash bonus awards and incentive stock options. Performance of the Company is a key consideration (to the extent that such performance can fairly be attributed or related to such executive's performance), as well as the nature of each executive's responsibilities and capabilities. The Company's compensation policy recognizes, however, that stock price performance is only one measure of performance and, given industry business conditions and the long term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Company's compensation policy also gives consideration to the Company's achievement of specified business objectives when determining executive officer compensation. Compensation paid to executive officers is based upon a Company-wide salary structure consistent for each position relative to its authority and responsibility compared to industry peers.

     An additional objective of the Compensation Committee and the Incentive Stock Option Committee in determining compensation is to reward executive officers with equity compensation in addition to salary in keeping with the Company's overall compensation philosophy, which attempts to place equity in the hands of its employees in an effort to further instill shareholder considerations and values in the actions of all the employees and executive officers. In making its determination, some consideration is given by the Incentive Stock Option Committee to the number of options already held by such persons. Incentive stock option awards in fiscal 1996 were used to reward three executive officers and to retain them through the potential of capital gains and equity buildup in the Company. The number of stock options granted was determined by the subjective evaluation of these executives' abilities to influence the Company's long term growth and profitability. The Compensation Committee believes that the award of options represents an effective incentive to create value for the shareholders.

     During fiscal 1996, the Incentive Stock Option Committee repriced certain options held by various Company officers and other personnel. Included in this group were Phillip Ratner, Chairman of the Board, President and Chief Executive Officer, H.G. Carrington, Jr., Executive Vice President and Chief Financial Officer, K. Dieter Esch, Vice President - Purchasing and Development, and Robert
L. Purple, Vice President - Marketing, each of whom is a Named Executive Officer. The Incentive Stock Option Committee believed that before such repricing, the exercise prices for such options were so significantly above the market value of the underlying Common Stock that such options did not represent a meaningful incentive to such officers. The new exercise price for such options was the fair market value of the Common Stock on the date of the repricing. See "Election of Directors--Executive Compensation--Ten-Year Option Repricings."

     Based on comparative industry data, and as the result of arm's-length negotiations, on June 25, 1994, the Company entered into an employment agreement with Mr. Phillip Ratner that provides for the employment of Mr. Ratner as President and Chief Executive Officer at an annual base compensation of $260,000. The agreement also provided for a car allowance of $18,000 and the grant to Mr. Ratner of a combination of incentive and nonqualified stock options to acquire 300,000 shares of Common Stock. As described above, these options were repriced during fiscal 1996. The agreement was unanimously approved by the Board of Directors, and the Compensation Committee and the Incentive Stock Option Committee.

     The Compensation Committee believes that the compensation of the Company's other executive officers was reasonably related to the performance of the Company and those individuals during fiscal 1996.

COMPENSATION COMMITTEE          INCENTIVE STOCK OPTION COMMITTEE

Frank Cuellar, Jr.              Frank Cuellar, Jr.
John T. Ellis                   John T. Ellis
Peter Hnatiw                    Cynthia I. Pharr
Cynthia I. Pharr
William B. Rea, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1996, the Compensation Committee was comprised of Frank Cuellar, Jr., John T. Ellis, Peter Hnatiw, Cynthia I. Pharr and William B. Rea, Jr. No member of the Compensation Committee is, or was during fiscal 1996, an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Commission Regulation S-K. William B. Rea, Jr. served as an officer of the Company until August 1993. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officers of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served as a director of the Company.

COMMON STOCK PERFORMANCE GRAPH

     The following performance graph compares the five-year cumulative return of the Common Stock with that of the Broad Market (New York Stock Exchange Market Value Index) and a group of the Company's peer corporations. Each index assumes $100 invested at June 29, 1991 and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
             SPAGHETTI WAREHOUSE, INC., BROAD MARKET AND PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 6/30/96)


- --------------------------------------------------------------------------------
                          June 29,  July 4,  July 4,  July 3,  July 2,  June 30,
    Fiscal Year Ending      1991     1992     1993     1994     1995      1996
- --------------------------------------------------------------------------------
Spaghetti Warehouse, Inc.  100.00   107.93    60.98    35.37    25.61     26.22
- --------------------------------------------------------------------------------
Peer Group                 100.00   125.69   158.57   147.87   133.67    132.50
- --------------------------------------------------------------------------------
Broad Market               100.00   113.82   129.08   133.58   159.45    199.49
- --------------------------------------------------------------------------------

     The Broad Market (New York Stock Exchange Market Value Index) comprises all companies with common stock listed on the New York Stock Exchange. The Peer Group is composed of the following companies:

Brinker International, Inc. Frisch's Restaurants, Inc. Piccadilly Cafeterias,
Buffets, Inc.               Luby's Cafeterias, Inc.     Inc.
Ciatti's, Inc.              Marcus Corp.               Ryans Family Steak
Cracker Barrel Old Country  Morrison Restaurants Inc.   Houses, Inc.
 Store, Inc.                Pancho's Mexican Buffet,   Shoney's, Inc.,
Cucos, Inc.                  Inc.                      Summit Family
El Chico Restaurants, Inc.  Perkins Family              Restaurants, Inc.
Family Steak Houses of       Restaurants, L.P.         Uno Restaurant CP
 Florida, Inc.                                         Vicorp Restaurants, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There were no transactions during fiscal 1996 that are reportable under this item.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires th Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Shareholders"), to filereports of ownership and changes of ownership with the Commission and the New York Stock Exchange. Officers, directors and 10% Shareholders of the Company are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms so filed.

     Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under
Section 16(a) applicable to its officers, directors and 10% Shareholders were timely, except that Mr. Bodnar, Mr. Buchanan, Mr. Carrington, Mr. Cuellar, Mr. Ellis, Mr. Hnatiw, Mr. Moore, Ms. Pharr and Mr. Rea each filed one Form 4 late.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.


                 AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN
                                  (PROPOSAL 2)

GENERAL

     In August 1993, the Board of Directors authorized the adoption of an Employee Stock Purchase Plan (the "Purchase Plan") and reserved shares of Common Stock for issuance thereunder, subject to approval by the shareholders of the Company. The shareholders of the Company approved the Purchase Plan in October 1993. The purpose of the Purchase Plan is to provide eligible employees (including officers and directors, if any, who are eligible employees and who do not act as a member of the administrator of the Purchase Plan within a certain period of time) of the Company and its designated majority owned subsidiaries with an opportunity to purchase Common Stock ("Shares") from the Company through payroll deductions.

     The Purchase Plan terminates, by its current terms, on November 30, 1996. On August 27, 1996, the Board of Directors approved, subject to shareholder approval, the extension of the termination of the Purchase Plan to November 30, 1999. If approved by the shareholders at the Annual Meeting, Section 20 of the Purchase Plan would be amended (the "Amendment") to read as follows:

          "20. TERM OF PLAN. The Plan shall become effective December 1, 1993 and shall terminate November 30, 1999."

The only effect of the Amendment will be to extend the period of operation of the Purchase Plan.

PURPOSE AND EFFECT OF THE AMENDMENT

     As of August 27, 1996, 164,663 shares of Common Stock remain reserved for purchase pursuant to the Purchase Plan. Therefore, the Amendment is necessary to enable participants in the Purchase Plan to purchase the remaining shares of Common Stock originally allocated for purchase pursuant to the Purchase Plan, but which have not yet been purchased. Shareholder approval of the Amendment is required under certain provisions of the Internal Revenue Code of 1986, as amended (the "Code").

     Because the Company has filed a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the Shares, the 250,000 shares of Common Stock purchased or which have been reserved for purchase under the Purchase Plan may be resold immediately in the open market subject, in the case of affiliates of the Company, to compliance with the provisions of Rule 144 other than the holding period requirement.

DESCRIPTION OF THE PURCHASE PLAN

     Offering Period. Offerings under the Purchase Plan have a duration ("Offering Period") of 12 months and commence on December 1 of each year.

     Grant and Exercise of Purchase Right. On the first business day of an Offering Period (the "Enrollment Date"), each eligible employee who chooses to participate ("Participant") is granted the right to purchase ("Purchase Right") on the last business day of such Offering Period ("Purchase Date"), a number of whole Shares determined by dividing the Participant's total annual payroll deductions accumulated during such Offering Period by the Purchase Price described below.

     However, the number of Shares subject to each Participant's Purchase Right during such Offering Period shall in no event exceed the lesser of (i) the maximum number of Shares which could be purchased with such Participant's total payroll deductions for the Offering Period at a Purchase Price equal to 85% of the fair market value of the Shares on the Enrollment Date, (ii) the number of Shares determined by dividing $25,000 by the fair market value of the Shares on the Enrollment Date, and (iii) the maximum number of Shares which would cause the total owned by the Participant to exceed the 5% ownership limits described below. For all purposes hereof, the fair market value of a Share shall be the closing price of a share of Common Stock on the business day of reference.

     Unless the Participant's participation is discontinued, his or her Purchase Right will be exercised automatically on the Purchase Date (i.e. the last business day of the Offering Period) at the Purchase Price. To the extent that a Participant's payroll deductions exceed that amount required to purchase the Shares subject to the Participant's Purchase Right, such excess amount shall be repaid to the Participant without interest.

     Shares Available Under the Purchase Plan. The total number of Shares issuable under the Purchase Plan, including the Shares issued prior to the date hereof, is 250,000. As of August 27, 1996, a total of 85,337 shares had been purchased under the Purchase Plan. Not less than 15 days prior to each Offering Period, the Administrator (which is anticipated in most cases to be a committee of the Board) will determine the total number of Shares that will be made available for purchase during such Offering Period and will notify the eligible employees. With respect to Shares that are made available with respect to an Offering Period, but which are not purchased during such Offering Period, the Administrator may again make them available for purchase with respect to any subsequent Offering Period.

     In the event that on the Purchase Date of reference the aggregate amount of payroll deductions during the corresponding Offering Period exceed the aggregate Purchase Price of all Shares available for purchase during such Offering Period, each Participant's Purchase Right shall be reduced to that percentage of available Shares as the accumulated payroll deductions in his or her account is of the aggregate accumulated payroll deductions in the accounts of all Participants. Each Participant's right to purchase Shares is further limited as described above.

     Eligibility and Participation. Any employee who (i) is customarily employed for at least 20 hours per week and more than five months per calendar year by the Company or its designated majority owned subsidiaries, (ii) who is employed on September 1st preceding the Enrollment Date of reference, and (iii) who continues to be employed on the Enrollment Date, is eligible to participate in offerings under the Purchase Plan during the Offering Period which includes such Enrollment Date. Employees become Participants by delivering to the Company an agreement authorizing payroll deductions at any time during the 45 days immediately preceding the Enrollment Date of reference.

     No employee is permitted to purchase Shares under the Purchase Plan if such employee owns 5% or more of the total combined voting power or value of all classes of shares of stock of the Company, including as owned by such employee all Shares subject to his Purchase Right, as adjusted, shares subject to any other options, or shares whose ownership is attributable to the employee by reason of ownership by certain members of his or her family. In addition, no Participant is entitled to purchase during the Offering Period of reference more than the maximum number of Shares subject to such Participant's Purchase Right during such Offering Period.

     Purchase Price. The price at which Shares are sold under the Purchase Plan ("Purchase Price") is eighty-five percent (85%) of the lower of the fair market value per Share of Common Stock on the Enrollment Date (i.e. first business day of the Offering Period) or the Purchase Date (i.e. the last business day of the Offering Period).

     Payroll Deductions. The Purchase Price of the Shares is accumulated by payroll deductions made during the Offering Period. The total payroll deductions of a Participant for an Offering Period may not be greater than the lesser of (i) $21,250, and (ii) 25% of the Participant's annualized "considered pay" as determined at the beginning of the Offering Period, nor may such payroll deductions be less than an aggregate of $500. For Participant's who are salaried employees, their "considered pay" shall be their basic rate of pay (i.e. exclusive of bonuses and other special payments), and for Participant's who are hourly employees, their "considered pay" will be the amount of their total pay (including tips, but excluding noncash payments, reimbursements, special awards etc.) for services rendered for the months of September and October immediately preceding the Offering Period of reference, annualized by multiplying that amount by six (6).

     A Participant must designate a specific amount (subject to the limits described above) to be withheld from his pay during the Offering Period, and that designated amount will be withheld in equal pro-rata amounts from each paycheck during the Offering Period and, to the extent that the designated amount to be withheld on a payday exceeds the amount of the employee's pay on such payday, the employee must make up the difference on or before the next payday, or be deemed to have withdrawn from the Plan effective on such next payday.

     A Participant may neither increase nor decrease payroll deductions during an Offering Period, although a Participant may totally withdraw from the Plan as described below.

     If the total amount of payroll deductions would purchase more than the shares available for purchase for the offering period of reference (as set annually by the Board), the Administrator proportionately will reduce the payroll deductions of each Participant to the extent necessary to eliminate such excess deductions.

     All payroll deductions of a Participant are credited to his or her account under the Purchase Plan and are deposited with the general funds of the Company. Such funds may be used for any corporate purpose. No charges for administrative or other costs may be made by the Company against the accounts of Participants.

     Administration. The Purchase Plan is administered by the Board of Directors, or, as is more likely, by a committee of the Board appointed by the Board (herein such persons being referred to collectively as the "Administrator"). Any members of the Board who are not members of the Administrator for at least 12 months prior to the Offering Period of reference, and who also are eligible employees, are permitted to participate in the Purchase Plan during such Offering Period; provided, however, that members of the Administrator may not participate in the Plan during an Offering Period that commences within 12 months of the most recent date on which they were a member of the Administrator.

     Withdrawal from the Plan. A Participant may terminate his or her right to purchase Shares with respect to a particular Offering Period by notifying the Administrator at any time prior to the last 15 days of the Offering Period that the Participant is withdrawing all, but not less than all, of the accumulated payroll deductions credited to such Participant's account. The withdrawal of accumulated payroll deductions automatically terminates the Participant's Purchase Right with respect to that Offering Period. As soon as practicable after notice of such withdrawal, the payroll deductions credited to a Participant's account will be returned to the Participant without interest.

     A Participant's withdrawal with respect to an Offering Period does not have any effect upon such Participant's eligibility to participate in subsequent Offering Periods.

     Termination of Employment. Termination of a Participant's employment for any reason, including retirement or death, immediately terminates his or her participation in the Offering Period during which such termination of employment occurs. In such event, the payroll deductions credited to the Participant's account will be returned to the Participant as soon as practicable, or in the case of death, to the person or persons entitled thereto, in either case without interest.

     Capital Changes. In the event of changes in the Common Stock of the Company due to stock dividends or other changes in capitalization, or in the event of any merger, sale or any other reorganization, appropriate adjustments will be made by the Company to the Shares subject to purchase, to the price per Share and, where necessary, to the conditions relating to the exercise of the Purchase Right, so that, to the extent reasonably possible, such events do not adversely affect the rights of Participants. Notwithstanding the forgoing, if there is a proposed dissolution or liquidation of the Company, the Offering Period during which such event occurs will be deemed terminated upon the occurrence of such event, with the result described below.

     Nonassignability. No rights or accumulated payroll deductions of an Participant under the Plan may be pledged, assigned or transferred for any reason.

     Amendment and Termination of the Plan. The Plan, if amended, will terminate automatically on November 30, 1999, and prior to that date the Board of Directors of the Company may at any time amend or terminate the Purchase Plan, except that, in general, such termination or amendment cannot reduce the rights a Participant would have if the Purchase Date for the Offering Period in which the effective date of such termination or amendment occurred were the day immediately prior to the effective date of the termination and amendment, and the Participants were afforded the opportunity to complete their payroll deductions for the entire Offering Period of reference by paying such additional amounts to the Administrator from their own assets. No amendment may be made to the Purchase Plan without approval of the shareholders of the Company if such amendment would increase the number of Shares that may be issued under the Purchase Plan, change the designation of the employees eligible for participation in the Purchase Plan, or constitute an amendment for which shareholder approval is required in order to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule.

     Tax Information. The Purchase Plan and the right of Participants to make purchases thereunder is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a Participant at the time he or she commences participation or upon the purchase of Shares. Upon disposition of the Shares, the Participant will generally be subject to tax and the amount and character of the tax will depend upon the holding period. If the Shares have been held by the Participant until the later of (i) two years after the Enrollment Date, and (ii) one year after the Purchase Date, of the Offering Period with respect to which he or she acquired the Shares, then upon disposition of Shares, the lesser of (a) the excess of the fair market value of the Shares at the time of such disposition over the Purchase Price, or (b) the excess of the fair market value of the Shares on the Enrollment Date over the purchase price, will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the Shares are disposed of before the expiration of the forgoing holding period, the excess of the fair market value of the Shares on the Purchase Date over the Purchase Price will be treated as ordinary income, and any further gain or loss on such disposition will be long- or short-term capital gain or loss, depending on the holding period of the Shares (which holding period commences on the Purchase
Date). The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a Participant as a result of disposing of Shares after meeting the holding period above, but will be entitled to a deduction for ordinary income recognized by the Participant as a result of disposing of the Shares prior to meeting the holding period requirements.

     The foregoing is only a summary of the effect of federal income taxation upon the Participant and the Company with respect to the Shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a Participant's death or the income tax laws of any state or foreign country in which the Participant may reside.

REQUIRED VOTE

     Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and voting at the meeting, in person or by proxy, is necessary to approve the Purchase Plan. Proxies will be voted for or against such proposal in accordance with the specifications marked thereon and, if no specification is made, will be voted in favor of such proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE SPAGHETTI WAREHOUSE, INC. EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE.


                                 OTHER BUSINESS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accountants since October 26, 1994 have been the firm of Arthur Andersen LLP. It is expected that one or more representatives of such firm will attend the Annual Meeting and be available to respond to any questions. Such representatives will be given an opportunity to make statements at the Annual Meeting, if they so desire, and are expected to be available to respond to appropriate questions.

     On October 26, 1994, the Company notified KPMG Peat Marwick LLP of its decision to retain another independent accountant for the audit of its financial statements. In connection with the audit for the fiscal year ended July 3, 1994, and during the period from July 4, 1994, through October 26, 1994, there were no disagreements with KPMG Peat Marwick LLP on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would require disclosure under the regulations. KPMG Peat Marwick LLP's report on the financial statements of the Company for the year ended July 3, 1994, did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     On October 26, 1994, the Company notified Arthur Andersen LLP of its intention to retain such firm as independent accountant for the audit of its financial statements. Prior to its engagement, the Company did not consult with Arthur Andersen LLP on either the application of accounting principles to a completed or proposed specific transaction, or the type of audit opinion that might be rendered on the Company's financial statements. The change in the independent accountants was approved by the Audit Committee of the Board of Directors.

                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Shareholder proposals to be included in the proxy statement for the 1997 Annual Meeting must be received by the Company no later than May 26, 1997.


                                 BY ORDER OF THE BOARD OF DIRECTORS



                                 H. G. Carrington, Jr., Secretary

September 23, 1996
Garland, Texas


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                           SPAGHETTI WAREHOUSE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


     The following constitute the provisions of the Employee Stock Purchase Plan of Spaghetti Warehouse, Inc.

     1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Stock of the Company through accumulated payroll deductions under an "Employee Stock Purchase Plan" as defined in Section 423 of the Code, and all provisions hereof will be construed in accordance with those objectives.

     2.   DEFINITIONS.

          (a) "ACCOUNT" shall mean the account established for each Participant to record the amounts withheld from his or her Compensation during the Offering Period of reference.

          (b) "ADMINISTRATOR" shall mean the Board or a designated committee of the Board.

          (c) "BOARD" shall mean the Board of Directors of the Company.

          (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (e) "COMPANY" shall mean Spaghetti Warehouse, Inc., a Texas corporation.

          (f) "COMPENSATION" shall mean the actual amounts paid to the Participant of reference by his Employer during the Offering Period of reference.

          (g) "CONSIDERED COMPENSATION" shall be determined with respect to each Offering Period, and shall mean (a) in the case of each salaried Participant, such Participant's annualized basic rate of salary on the Enrollment Date of reference; and (b) in the case of each hourly Participant, the amount of such Participant's total compensation (including tips) paid with respect to services rendered during the months of September and October immediately preceding the Enrollment Date of reference, annualized by multiplying the two month total by 6.

          (h) "DESIGNATED SUBSIDIARIES" shall mean the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to adopt this Plan for the benefit of their Employees.

          (i) "DIRECTED WITHHOLDING" shall mean the amount that an Eligible Employee directs his or her Employer to withhold from the Participant's Compensation on each Payroll Date during the Offering Period of reference; provided, however, that the aggregate amount of Directed Withholding for the Offering Period of reference (i) may not exceed the lesser of (x) twenty-five percent (25%) of such Participant's Considered Compensation for such Offering Period, and (y) Twenty-one Thousand Two Hundred and Fifty Dollars ($21,250), and
(ii) may not be less than Five Hundred Dollars ($500).

          (j) "DIRECTION TO WITHHOLD" shall mean the written notice to the Administrator, in the form of Exhibit A attached hereto, which directs an Eligible Employee's Employer to commence to deduct the Directed Withholding from his Compensation on each Payroll Date during the Offering Period of reference.

          (k) "ELECTION TO RESCIND" shall mean the written notice to the Administrator, in the form of Exhibit B attached, which directs a Participant's Employer to discontinue deductions of Directed Withholding, and to refund the entire amount credited to such Participant's Account.

          (l) "ELIGIBLE EMPLOYEE" shall mean each Employee (i) who is employed on the September 1 preceding the Offering Period of reference, (ii) who continues to be employed as an Employee on the following Enrollment Date, and
(iii) in any case, on the Enrollment Date of reference owns Stock (within the meaning of Section 423(b)(3) of the Code) possessing less than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary and, without limiting the generality of the foregoing, in computing the amount of such Stock owned by an Employee, there shall be included the amount of Stock owned directly, the Stock subject to a Purchase Right, the Stock which with respect to which the Employee has an option to acquire, and the Stock owned by any other person whose stock is attributed to such Employee pursuant to Section 425(d) of the Code.

          (m) "EMPLOYEE" shall mean any person, including an officer and director who is also an Employee, who, at the time of reference is customarily employed for at least twenty (20) hours per week and for more than five (5) months in the calendar year by the Employer.

          (n) "EMPLOYER" shall mean, collectively, the Company and each Designated Subsidiary.

          (o) "ENROLLMENT DATE" shall mean the first business day of each Offering Period.

          (p) "FAIR MARKET VALUE" of a Share on the Enrollment Date or on the Purchase Date shall be the closing price of Stock on such date, which shall be
(i) if the Stock is listed or admitted for trading on any United States national securities exchange, the last reported sale price of Stock on such exchange as reported in any newspaper of general circulation, (ii) if the Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Stock on such system or (iii) if neither clause (i) nor (ii) is applicable, a value determined by any fair and reasonable means prescribed by the Board.

          (q) "OFFERING PERIOD" shall mean the period beginning on December 1st and ending on the following November 30th.

          (r) "PARTICIPANT" shall mean each Eligible Employee who is having an amount withheld from his Compensation under Section 4 at the time of reference.

          (s) "PAYROLL DATE" shall mean each date on which a Participant is paid his or her Considered Compensation, exclusive of the portion of Considered Compensation attributable to tips.

          (t) "PLAN" shall mean this Spaghetti Warehouse, Inc. Employee Stock Purchase Plan.

          (u) "PURCHASE DATE" shall mean the last business day of each Offering Period.

          (v) "PURCHASE PRICE" shall mean the lesser of (i) 85% of the Fair Market Value of the Shares on the Enrollment Date of reference, or (ii) 85% of the Fair Market Value of the Shares on the Purchase Date of reference, but never less than the par value of a Share.

          (w) "PURCHASE RIGHT" shall mean the Participant's right to acquire the number of Shares that may be purchased in accordance with Section 3(b) as limited by Sections 3(c) and 8.

          (x) "SHARES" shall mean the shares of Stock reserved for issuance under this Plan.

          (y) "STOCK" shall mean the common stock, $0.01 par value per share, of the Company.

          (z) "SUBSIDIARY" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of reference, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3.   SHARES SUBJECT TO PURCHASE.

          (a) Subject to adjustments provided in Section 15 hereof, a total of Two Hundred Fifty Thousand (250,000) Shares shall be subject to the Plan. The Shares subject to the Plan shall consist of unissued Shares or previously issued Shares reacquired and held by the Company, or any Subsidiary, and such number of Shares shall be and hereby is reserved for sale for such purpose. Any of such Shares that may remain unsold at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Shares subject to Purchase Rights on the Enrollment Date of an Offering Period fail to be purchased on the Purchase Date for such Offering Period, such Shares may again be made available for purchase with respect to a subsequent Offering Period.

          (b) Not less than 15 days prior to each Offering Period, the Administrator shall determine the maximum number of Shares (if any) that will be available for purchase for such Offering Period. Each Participant will have a Purchase Right to purchase the number of full Shares equal to the quotient of
(i) the amount in the Participant's Account on the Purchase Date, and (ii) the Purchase Price of the Shares for the Offering Period, all subject to the maximum amounts, and the adjustments, if any, in Section 8.

          (c) In the event that as of the Enrollment Date of reference the quotient of (i) the aggregate Directed Withholdings of all Participants for the Offering Period, divided by (ii) the Purchase Price of a Share on such Enrollment Date exceeds the number of Shares designated by the Board in the first sentence of Section 3(b) by a percentage (not less than 100%) specified by the Board at the time it determines the number of Shares under Section 3(b) above, the Administrator will take reasonable steps to reduce, as nearly as possible, each Participant's Directed Withholding to an amount equal to the product of (x) his Directed Withholding, and (y) a fraction, the numerator of which is the product of the percentage specified by the Administrator in (ii) multiplied by the number of Shares designated by the Administrator in the first sentence of Section 3(b), and the denominator of which is the quotient of (i) and (ii) above.

     4.   PARTICIPATION AND DEDUCTION OF DIRECTED WITHHOLDING.

          (a) During the 45 days ending on the Enrollment Date for the Offering Period of reference, each Eligible Employee may become a Participant for such Offering Period by filing with the Administrator a written Direction to Withhold setting forth the amount of such Eligible Employee's Directed Withholding.

          (b) All amounts deducted from a Participant's Compensation under this Plan shall be credited to such Participant's Account, but shall remain the unencumbered assets of the Employer.

     5.   RECISION, OR TERMINATION OF EMPLOYMENT.

          (a) A Participant may not increase or decrease the amount of his Directed Withholding during an Offering Period; except, however, (i) a Participant may rescind his Direction to Withhold in its entirety at any time prior to the Purchase Date for the Offering Period of reference by filing a written Election to Rescind with the Administrator prior to November 15 of the Offering Period of reference, (ii) a Participant will be deemed to have rescinded his Direction to Withhold in its entirety in the event that his Compensation payable on any Payroll Date is insufficient to fund the Directed Withholding for such Payroll Date and such Participant fails to furnish the Administrator with personal funds in an amount sufficient to complete the Directed Withholding for such Payroll Date on or before the next Payroll Date, and (iii) a Participant will be deemed to have rescinded his Direction to Withhold in its entirety in the event of his termination of employment by an Employer prior to the Purchase Date for the Offering Period of reference.

          (b) If either 5(a)(i), (ii) or (iii) occurs with respect to a Participant before the Purchase Date of reference, the entire amount credited to such Participant's Account will be paid to such Participant in a lump sum, in cash, as soon as reasonably possible following such occurrence.

          (c) The occurrence of an event described in 5(a)(i), (ii) or (iii) with respect to a Participant during an Offering Period shall not limit such Participant's right to file a Direction to Withhold with respect to any later Offering Period provided that at such time Participant is an Eligible Employee.

     6. EXERCISE OF PURCHASE RIGHT. The Participant's Purchase Right will be exercised automatically on each Purchase Date by debiting his Account with the Purchase Price of the Shares subject to his Purchase Right, and refunding (in a lump sum, in cash) the amount, if any, credited to his Account that exceeds such Purchase Price.

     7. DELIVERY. As promptly as practicable after each Purchase Date, the Administrator shall arrange the delivery to each Participant of a certificate representing the Shares purchased on such Purchase Date.

     8.  MAXIMUM SHARES, AND REDUCTION IN SHARES, SUBJECT TO PURCHASE RIGHTS.

     (a) Notwithstanding any provision hereof to the contrary, the maximum number of Shares subject to each Participant's Purchase Right at any time during the Offering Period shall be that number of Shares equal to the lesser of (i) that number of Shares that has an aggregate Fair Market Value on the Enrollment Date equal to $25,000, and (ii) that number of Shares that may be purchased with the lesser of the maximum Directed Withholding amounts described in (x) and (y) of Section 2(i) at the Purchase Price set forth in Section 2(v)(i), and (iii) the maximum number of Shares (if any) that will not cause the Participant to exceed the 5% ownership limitation of Section 2(l).

     (b) If, on a Purchase Date, the maximum number of Shares available for purchase as determined under Section 3(b) is less than the number of Shares subject to all then existing Purchase Rights (as limited by Section 8(a), if applicable), the Administrator will reduce the number of Shares subject to each Participant's Purchase Right to an amount equal to the product of (i) the maximum Shares available for purchase as determined under Section 3(b), and (ii) a fraction, the numerator of which is the amount in such Participant's Account (after such reductions, if any, required by the proviso of Section 2(i)), and the denominator of which is the amount in the Accounts of all Participants (after such reductions, if any, required by the proviso of Section 2(i)).


     9.   VOTING AND REGISTRATION.

          (a) A Participant will have no interest or voting right in or other privileges relating to Shares subject to a Purchase Right until delivery of the certificate representing such Shares.

          (b) Shares to be delivered to a Participant will be registered in the name of the Participant.

     10. ADMINISTRATION. The Plan shall be administered by the Administrator, which will be the Board or a committee appointed by the Board. If a committee of the Board is appointed by the Board to act as Administrator, such committee shall have all of the powers of the Board with respect to the Plan except for those powers set forth in Section 16 hereof. The administration, interpretation or application of the Plan by the Administrator shall be final, conclusive and binding upon all Participants. Eligible Employees with respect to the Offering Period of reference may not serve as a Member of the Administrator with respect to the Offering Period of reference or the succeeding Offering Period.

     11.  DESIGNATION OF BENEFICIARY.

          (a) A Participant may file a written designation of a beneficiary who is to receive any cash as a result of the Participant's death prior to a Purchase Date, or to receive any Shares (and excess cash, if any) in the event of Participant's death subsequent to a Purchase Date but before delivery of the Shares (and excess cash, if any).

          (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant without a designated surviving beneficiary, the Administrator shall deliver such cash and/or Shares to the spouse of the Participant or, if there is no surviving spouse, then to the executor or administrator of the estate of the Participant.

     12. TRANSFERABILITY. Neither payroll deductions credited to Participant's Account, nor any rights with regard to the making or recision of a Directed Withholding, nor the right to receive Shares (and excess cash, if any) may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 11) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

     13. USE OF FUNDS. All payroll deductions received or held by the Employer under the Plan may be used by the Employer for any corporate purpose, and the Employer shall not be obligated to segregate such payroll deductions.

     14.  REPORTS AND WITHHOLDING.

          (a) Statements will be given to all Participants within a reasonable time following a Purchase Date, which statements will set forth the amounts of payroll deductions, the per Share Purchase Price, the number of Shares purchased (and an explanation of any reduction in the Shares subject to the Purchase Right), and the remaining cash balance, if any.

          (b) Each person who acquires Shares hereunder shall agree as a condition of such acquisition that he shall notify his Employer in the event he disposes of the Shares before the second anniversary of the Enrollment Date on which he acquired the Purchase Right with respect to such Shares, and in the event of such disposition while an employee of the Employer, and upon the exercise of the Purchase Right, the Employer may withhold from such Participant's current Compensation such amount as it reasonably determines to be necessary to satisfy the Company's obligation to withhold for federal and state taxes with respect to such events.

     15.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

          (a) If a stock dividend, stock split, spinoff, recapitalization, merger, consolidation, exchange of shares or the like, occurs during an Offering Period, as a result of which shares of any class shall be issued in respect of the Shares subject to purchase with respect to such Offering Period, or such Shares shall be changed into a different number of the same or another class or classes, the number of Shares to which each Purchase Right shall be applicable and the calculation of the Fair Market Value as of the Enrollment Date for such Shares shall be appropriately adjusted by the Company in a manner that in its sole discretion will keep this Plan qualified under Section 423 of the Code.

          (b) In the event of the proposed dissolution or liquidation of the Company, the Offering Period will close, and the Purchase Date will occur, 15 days immediately prior to the consummation of such proposed action, all Participants will be notified in advance of such revised Purchase Date, and each Participant will be entitled to complete all or any portion of the funding of such Participant's Directed Withholding with personal funds. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, either (i) the event will be deemed to constitute the dissolution or liquidation of the Company and Participants shall have the rights set forth in the first sentence hereof, or
(ii) this Plan, and each Purchase Right shall be assumed or an equivalent plan and right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation.

     16. AMENDMENT OR TERMINATION. The Board may at any time and for any reason terminate or amend the Plan, provided, however, that the Plan may not be amended without the consent (which may take the form of a ratification within 12 months of the effective date) of shareholders in accordance with Section 17 (as though such Amendment were the adoption of the Plan) to either increase the number of Shares reserved for issuance under the Plan, materially modify the requirements for eligibility to participate in the Plan, or make such other change(s) that requires shareholder approval in order to comply with Rule 16b-3 or any successor rule. Except as specifically provided in the Plan, no such termination or amendment can reduce such rights as a Participant would have if the effective date of the termination or amendment were deemed to be a liquidation or dissolution of the Company, with the resulting rights, duties and obligations set forth in Section 15(b).

     17. SHAREHOLDER APPROVAL. Within 12 months after the effective date of the Plan, the Company shall obtain the approval of a majority of the votes cast at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person, or by proxy, present and, notwithstanding any other provision hereof to the contrary, in the absence of such approval, this Plan and any Purchase Rights granted hereunder shall be null and void.

     18. NOTICES. All notices or other communications shall be deemed to have been duly given (i) if by a Participant to the Administrator, when received in the required form at the corporate home office of the Company, addressed to "Administrator, Employee Stock Purchase Plan," and (ii) if by the Administrator to the Participant, when mailed to the last known address of Participant shown on the Employer's records.

     19. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued unless such issuance and delivery shall comply with all applicable provisions of law, domestic or foreign, and the requirements of any stock exchange upon which the Shares may then be listed, including, in each case the rules and regulations promulgated thereunder, and shall be further subject to the approval of counsel for the Company with respect to such compliance, which may include a representation and warrants from the Participant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

     20. TERM OF PLAN. The Plan shall become effective December 1, 1993 and shall terminate November 30, 1996.

     21.  MISCELLANEOUS.

          (a) EXECUTION OF RECEIPTS AND RELEASES. Any payment or any issuance or transfer of Shares to any person shall be in full satisfaction of all claims hereunder against the Plan, and the Administrator may require such person, as a condition precedent to receiving delivery of Shares, to execute a receipt and release therefor in such form as it shall determine.

          (b) PAYMENT OF EXPENSES. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.

          (c) RECORDS. Records of the Company as to any matters relating to this Plan will be conclusive on all persons.

          (d) INTERPRETATIONS AND ADJUSTMENTS. To the extent permitted by law, an interpretation of the Plan and a decision on any matter within the Board's or Administrator's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

          (e) NO RIGHTS IMPLIED. Nothing contained in this Plan or any modification or amendment to the Plan or in the creation of any Account, or the execution of any subscription agreement, or the issuance of any Shares under the Plan, shall give any Employee any right to continue employment or any legal or equitable right against the Company or any officer, director, or Employee of the Company, except as expressly provided by the Plan.

          (f) INFORMATION. The Company shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Board and/or Administrator to perform its duties and functions under the Plan. The Company's records as to the current information the Company furnishes to the Board and/or Administrator shall be conclusive as to all persons.

          (g) SEVERABILITY. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

          (h) HEADINGS. The titles and headings are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

          (i) NO LIABILITY FOR GOOD FAITH DETERMINATIONS. Neither the members of the Board nor the Administrator (nor their respective delegatees) shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase Shares granted under it, and members of the Board and the Administrator (and their delegatees) shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

     IN WITNESS WHEREOF, the undersigned has executed this Plan as of this _________ day of ___________, 1993 to fully evidence the Company's adoption thereof effective December 1, 1993.


                                  SPAGHETTI WAREHOUSE, INC.


                                  By
                                    --------------------------------------------
                                    H. G. Carrington, Jr., Senior Vice President

                                   EXHIBIT A
                                   ---------

                           SPAGHETTI WAREHOUSE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                             DIRECTION TO WITHHOLD


1. I, the undersigned, hereby elect to participate in the Spaghetti Warehouse, Inc. Employee Stock Purchase Plan (the "Plan") for the "Offering Period" beginning on December 1st and ending on the following November 30th, and subscribe to purchase Shares of the Stock in accordance with this Direction to Withhold and the Plan.

2. I hereby authorize payroll deductions on each of my Payroll Dates during the Offering Period in the amount set forth below [YOU MUST FILL IN ALL OF BLANKS [1], [2] AND [3]]:


          [1] $________________ on each of the [2] ____________ Payroll Dates during the Offering Period, for a total of [3] $__________________ {Multiply [1] and [2]

          NOTE: the amount in [3] above cannot be less than $500, nor more than 25% of your Considered Compensation as determined at the beginning of the Offering Period.

3. I direct the Administrator to use the amount in my Account on the Purchase Date to purchase the maximum number of Shares that are available to me under the terms of the Plan.

4. I understand and agree that my right to participate in the Plan is governed by the Plan and the rules of the Administrator developed under the Plan, and that, among other things, I understand and agree:

     . That I may not change the amount of my withholding during the Offering Period.

     . That the amount of my withholding will be reduced by the Administrator if it exceeds 25% of my Considered Compensation, and that in any case it may not exceed $21,250.

     . That the amount of my withholding may be reduced by the Administrator if appears unlikely that I will need all of the withholding I have elected in order to purchase the number of Shares that will be available to me on the Purchase Date, and may also be reduced for other reasons relating to the continued qualification of the Plan.

     .    That I may completely discontinue withholding, and receive a refund
                 ---
          of all amounts previously withheld from my pay by filing an Election
                                                                      --------
          To Rescind with the Administrator before next November 15.
          ----------

     . That I automatically will be withdrawn from the Plan, and all amounts previously withheld from my pay refunded to me, if my pay on any Payroll Date is insufficient to satisfy my Directed Withholding and I
                                                                          ---
          fail pay the amount of the insufficiency to the Administrator on or before my next Payroll Date.

     . That I will automatically be withdrawn from the Plan, and all amounts previously withheld from my pay refunded to me, if I terminate my employment with the Company before the last business day in the following November.

     . That if I have not discontinued withholding before November 15 of the Offering Period, the amounts withheld during Offering Period automatically will be used to purchase the maximum number of Shares available to me under the terms of the Plan.

5. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Plan is in all respects subject
                                                      ---------------
     to the terms of the Plan.

6. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Direction to Withhold is dependent upon my continued eligibility to participate in the Plan.

7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all refunds of my withholding (or Shares if I die after the last business day in November) due me under the Plan, in equal amounts if more than one person is named:


NAME(s):  (Please print)
                        -------------------------------------------------------

- ---------------------------------          ------------------------------------
Relationship(s)                                      Telephone Number(s)


Name and Address of Participant [Print]:    Signature:

- --------------------------
                                            ------------------------------
- --------------------------
                                            Date:
- --------------------------                       ---------------------


                                Acknowledgement

     The undersigned, acting for the Administrator of the Plan, acknowledge receipt of the above Direction To Withhold prior to the Enrollment Date of the Offering Period of reference.

DATE RECEIVED:
              -------------------

                              ADMINISTRATOR


                              --------------------------------

                                   EXHIBIT B
                                   ---------

                           SPAGHETTI WAREHOUSE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                              ELECTION TO RESCIND


1. I, the undersigned, hereby elect to rescind my prior Direction to Withhold and thereby to terminate my participation in the Spaghetti Warehouse, Inc. Employee Stock Purchase Plan (the "Plan") for the current "Offering Period".

2. I direct the Company to pay me, as promptly as possible, the payroll deductions credited to my account during the current Offering Period.

3. I understand and agree that my termination of participation is irrevocable, and that under no circumstances will I be entitled to purchase any portion of the Shares available under the Plan for purchase during the current Offering Period, although I continue to be eligible to file a new Direction to Withhold with respect to any future Offering Period(s) for which I otherwise qualify.


Name and Address of Participant [Print]:    Signature:

- --------------------------
                                            ------------------------------
- --------------------------
                                            Date:
- --------------------------                       ---------------------


                                Acknowledgement

     The undersigned, acting for the Administrator of the Plan, acknowledge receipt of the above Election To Rescind prior to November 15 of the current Offering Period.

DATE RECEIVED:
              -------------------

                              ADMINISTRATOR


                              --------------------------------